Exhibit 10.3

ADMINISTRATION AGREEMENT

This ADMINISTRATION AGREEMENT, dated as of [__________], 2023, is entered into by and between CONSUMERS ENERGY COMPANY, as administrator, and CONSUMERS 2023 SECURITIZATION FUNDING LLC, a Delaware limited liability company.

Capitalized terms used but not otherwise defined in this Administration Agreement shall have the respective meanings given to such terms in Appendix A, which is hereby incorporated by reference into this Administration Agreement as if set forth fully in this Administration Agreement. Not all terms defined in Appendix A are used in this Administration Agreement. The rules of construction set forth in Appendix A shall apply to this Administration Agreement and are hereby incorporated by reference into this Administration Agreement as if set forth fully in this Administration Agreement.

W I T N E S S E T H:

WHEREAS, the Issuer is issuing Securitization Bonds pursuant to the Indenture and the Series Supplement;

WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Securitization Bonds, including (a) the Indenture, (b) the Servicing Agreement, (c) the Sale Agreement and (d) the other Basic Documents to which the Issuer is a party;

WHEREAS, pursuant to the Basic Documents, the Issuer is required to perform, or cause to be performed, certain duties in connection with the Basic Documents, the Securitization Bonds and the Securitization Bond Collateral pledged to the Indenture Trustee pursuant to the Indenture;

WHEREAS, the Issuer has no employees, other than its officers and managers, and does not intend to hire any employees, and consequently desires to have the Administrator perform certain of the duties of the Issuer referred to above and to provide such additional services consistent with the terms of this Administration Agreement and the other Basic Documents as the Issuer may from time to time request; and

WHEREAS, the Administrator has the capacity to provide the services and the facilities required thereby and is willing to perform such services and provide such facilities for the Issuer on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Duties of the Administrator; Management Services. The Administrator hereby agrees to provide the following corporate management services to the Issuer and to cause third parties to provide professional services required for or contemplated by such services in accordance with the provisions of this Administration Agreement:

(a)            furnish the Issuer with ordinary clerical, bookkeeping and other corporate administrative services necessary and appropriate for the Issuer, including the following services:

(i)             maintain at the Premises general accounting records of the Issuer (the “Account Records”), subject to year-end audit (if required by law), in accordance with generally accepted accounting principles, separate and apart from its own accounting records, prepare or cause to be prepared such quarterly and annual financial statements as may be necessary or appropriate and, if required by law, arrange for year-end audits of the Issuer’s financial statements by the Issuer’s independent accountants;

(ii)            prepare and, after execution by the Issuer, file with the SEC and any applicable state agencies documents required to be filed by the Issuer with the SEC and any applicable state agencies, including periodic reports required to be filed under the Exchange Act, and provide the Indenture Trustee with copies of all such filings with the SEC under the Exchange Act;

(iii)           prepare for execution by the Issuer and cause to be filed such income, franchise or other tax returns of the Issuer as shall be required to be filed by applicable law (the “Tax Returns”) and cause to be paid on behalf of the Issuer from the Issuer’s funds any taxes required to be paid by the Issuer under applicable law;

(iv)           prepare or cause to be prepared for execution by the Issuer’s Managers minutes of the meetings of the Issuer’s Managers and such other documents deemed appropriate by the Issuer to maintain the separate limited liability company existence and good standing of the Issuer (the “Company Minutes”) or otherwise required under the Basic Documents (together with the Account Records, the Tax Returns, the Company Minutes, the LLC Agreement and the Certificate of Formation, the “Issuer Documents”) and any other documents deliverable by the Issuer thereunder or in connection therewith; and

(v)            hold and maintain at the Premises (or such other place as shall be required by any of the Basic Documents) executed copies (to the extent applicable) of the Issuer Documents and other documents executed by the Issuer thereunder or in connection therewith;

(b)            take such actions on behalf of the Issuer as are necessary or desirable for the Issuer to keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware and obtain and maintain its qualification to do business in each jurisdiction in which it becomes necessary to be so qualified;

(c)            take such actions on the behalf of the Issuer as are necessary for the issuance and delivery of the Securitization Bonds and for the payment of principal of, and interest on, the Securitization Bonds and Ongoing Other Qualified Costs;

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(d)            provide for the performance by the Issuer of its obligations under each of the Basic Documents, and prepare, or cause to be prepared, all documents, reports, filings, instruments, notices, certificates and opinions that it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Basic Documents;

(e)             to the full extent allowable under applicable law, enforce each of the rights of the Issuer under the Basic Documents, at the direction of the Indenture Trustee;

(f)             provide for the defense, at the direction of the Issuer’s Managers and in the Issuer’s name, of any action, suit or proceeding brought against the Issuer or affecting the Issuer or any of its assets;

(g)            provide office space (the “Premises”) for the Issuer and such reasonable ancillary services as are necessary to carry out the obligations of the Administrator hereunder, including telecopying, duplicating and word processing services;

(h)            undertake such other administrative services as may be appropriate, necessary or requested by the Issuer; and

(i)             provide such other services as are incidental to the foregoing or as the Issuer and the Administrator may agree.

In providing the services under this Section 1 and as otherwise provided under this Administration Agreement, the Administrator will not knowingly take any actions on behalf of the Issuer that (i) the Issuer is prohibited from taking under the Basic Documents, or (ii) would cause the Issuer to be in violation of any U.S. federal, state or local law or the LLC Agreement.

In performing its duties hereunder, the Administrator shall use the same degree of care and diligence that the Administrator exercises with respect to performing such duties for its own account and, if applicable, for others.

2.              Compensation. As compensation for the performance of the Administrator’s obligations under this Administration Agreement (including the compensation of Persons serving as Manager(s), other than the Independent Manager(s), and officers of the Issuer, but, for the avoidance of doubt, excluding the performance by Consumers Energy of its obligations in its capacity as Servicer), the Administrator shall be entitled to $50,000 annually (the “Administration Fee”), payable by the Issuer in installments of $25,000 on each Payment Date. In addition, the Administrator shall be entitled to be reimbursed by the Issuer for all costs and expenses of services performed by unaffiliated third parties and actually incurred by the Administrator in connection with the performance of its obligations under this Administration Agreement in accordance with Section 3 (but, for the avoidance of doubt, excluding any such costs and expenses incurred by Consumers Energy in its capacity as Servicer), to the extent that such costs and expenses are supported by invoices or other customary documentation and are reasonably allocated to the Issuer (“Reimbursable Expenses”).

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3.              Third Party Services. Any services required for or contemplated by the performance of the above-referenced services by the Administrator to be provided by unaffiliated third parties (including independent accountants’ fees and counsel fees) may, if provided for or otherwise contemplated by the Financing Order and if the Issuer deems it necessary or desirable, be arranged by the Issuer or by the Administrator at the direction (which may be general or specific) of the Issuer. Costs and expenses associated with the contracting for such third-party professional services may be paid directly by the Issuer or paid by the Administrator and reimbursed by the Issuer in accordance with Section 2, or otherwise as the Administrator and the Issuer may mutually arrange.

4.              Additional Information to be Furnished to the Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Securitization Bond Collateral as the Issuer shall reasonably request.

5.              Independence of the Administrator. For all purposes of this Administration Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority, and shall not hold itself out as having the authority, to act for or represent the Issuer in any way and shall not otherwise be deemed an agent of the Issuer. The Administrator shall at all times take all steps necessary and appropriate to maintain its own separateness from the Issuer.

6.              No Joint Venture. Nothing contained in this Administration Agreement (a) shall constitute the Administrator and the Issuer as partners or co-members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on either of them or (c) shall be deemed to confer on either of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

7.              Other Activities of Administrator. Nothing herein shall prevent the Administrator or any of its shareholders, directors, officers, employees, subsidiaries or other affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Issuer.

8.              Term of Agreement; Resignation and Removal of Administrator.

(a)             This Administration Agreement shall continue in force until the payment in full of the Securitization Bonds and any other amount that may become due and payable under the Indenture, upon which event this Administration Agreement shall automatically terminate.

(b)             Subject to Section 8(e) and Section 8(f), the Administrator may resign its duties hereunder by providing the Issuer and the Rating Agencies with at least 60 days’ prior written notice.

(c)             Subject to Section 8(e) and Section 8(f), the Issuer may remove the Administrator without cause by providing the Administrator and the Rating Agencies with at least 60 days’ prior written notice.

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(d)            Subject to Section 8(e) and Section 8(f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator and the Rating Agencies if any of the following events shall occur:

(i)             the Administrator shall default in the performance of any of its duties under this Administration Agreement and, after notice of such default, shall fail to cure such default within ten days (or, if such default cannot be cured in such time, shall (A) fail to give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer and (B) fail to cure such default within 30 days thereafter);

(ii)            a court of competent jurisdiction shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such court shall appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii)           the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in Section 8(d)(ii) or Section 8(d)(iii) shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee as soon as practicable but in any event within seven days after the happening of such event.

(e)             No resignation or removal of the Administrator pursuant to this Section 8 shall be effective until a successor Administrator has been appointed by the Issuer, and such successor Administrator has agreed in writing to be bound by the terms of this Administration Agreement in the same manner as the Administrator is bound hereunder.

(f)             The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

9.             Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Administration Agreement pursuant to Section 8(a), the resignation of the Administrator pursuant to Section 8(b) or the removal of the Administrator pursuant to Section 8(c) or Section 8(d), the Administrator shall be entitled to be paid a pro-rated portion of the annual fee described in Section 2 through the date of termination and all Reimbursable Expenses incurred by it through the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Securitization Bond Collateral then in the custody of the Administrator. In the event of the resignation of the Administrator pursuant to Section 8(b) or the removal of the Administrator pursuant to Section 8(c) or Section 8(d), the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

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10.             Administrator’s Liability. Except as otherwise provided herein, the Administrator assumes no liability other than to render or stand ready to render the services called for herein, and neither the Administrator nor any of its shareholders, directors, officers, employees, subsidiaries or other affiliates shall be responsible for any action of the Issuer or any of the members, managers, officers, employees or affiliates of the Issuer (other than the Administrator itself). The Administrator shall not be liable for nor shall it have any obligation with regard to any of the liabilities, whether direct or indirect, absolute or contingent, of the Issuer or any of the members, managers, officers, employees or affiliates of the Issuer (other than the Administrator itself).

11.             Indemnity.

(a)             Subject to the priority of payments set forth in the Indenture, the Issuer shall indemnify the Administrator and its shareholders, directors, officers, employees and affiliates against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not the Administrator is a party thereto) that any of them may pay or incur arising out of or relating to this Administration Agreement and the services called for herein; provided, however, that such indemnity shall not apply to any such loss, claim, damage, penalty, judgment, liability or expense resulting from the Administrator’s gross negligence or willful misconduct in the performance of its obligations hereunder.

(b)             The Administrator shall indemnify the Issuer and its members, managers, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not the Issuer is a party thereto) that any of them may incur as a result of the Administrator’s gross negligence or willful misconduct in the performance of its obligations hereunder.

12.             Notices. Any notice, report or other communication given hereunder shall be in writing and shall be effective (i) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (ii) upon receipt when sent by an overnight courier, (iii) on the date personally delivered to an authorized officer of the party to which sent or (iv) on the date transmitted by facsimile or other electronic transmission with a confirmation of receipt in all cases, addressed as follows:

(a)             if to the Issuer, to Consumers 2023 Securitization Funding LLC, One Energy Plaza, Jackson, Michigan 49201; telephone: (517) 788-6749; email: Todd.Wehner@cmsenergy.com;

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(b)             if to the Administrator, to Consumers Energy Company, One Energy Plaza, Jackson, Michigan 49201; telephone: (517) 788-6749; email: Todd.Wehner@cmsenergy.com; and

(c)             if to the Indenture Trustee, to the Corporate Trust Office.

Each party hereto may, by notice given in accordance herewith to the other party or parties hereto, designate any further or different address to which subsequent notices, reports and other communications shall be sent.

13.             Amendments. This Administration Agreement may be amended from time to time by a written amendment duly executed and delivered by each of the Issuer and the Administrator, with ten Business Days’ prior written notice given to the Rating Agencies, but without the consent of any of the Holders, (a) to cure any ambiguity in, to correct or supplement, or to add, change or eliminate, any provisions in this Administration Agreement; provided, however, that the Issuer and the Indenture Trustee shall receive an Officer’s Certificate stating that such amendment shall not adversely affect in any material respect the interests of any Holder and that all conditions precedent to such amendment have been satisfied, or (b) to conform the provisions hereof to the description of this Administration Agreement in the Prospectus.

In addition, this Administration Agreement may be amended from time to time by a written amendment duly executed and delivered by each of the Issuer and the Administrator, with the prior written consent of the Indenture Trustee and the satisfaction of the Rating Agency Condition; provided, that any such amendment may not adversely affect the interest of any Holder in any material respect without the consent of the Holders of a majority of the outstanding principal amount of the Securitization Bonds. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

Prior to the execution and delivery of any amendment to this Administration Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel of external counsel stating that such amendment is authorized or permitted by this Administration Agreement and that all conditions precedent to such amendment have been satisfied.

14.             Successors and Assigns. This Administration Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Indenture Trustee and subject to the satisfaction of the Rating Agency Condition in connection therewith. Any assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Administration Agreement may be assigned by the Administrator without the consent of the Issuer or the Indenture Trustee and without satisfaction of the Rating Agency Condition to a corporation or other organization that is a successor (by merger, reorganization, consolidation or purchase of assets) to the Administrator, including any Permitted Successor; provided, that such successor or organization executes and delivers to the Issuer an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Administration Agreement shall bind any successors or assigns of the parties hereto. Upon satisfaction of all of the conditions of this Section 14, the preceding Administrator shall automatically and without further notice be released from all of its obligations hereunder.

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15.             Governing Law. This Administration Agreement shall be construed in accordance with the laws of the State of Michigan, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

16.             Counterparts. This Administration Agreement may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same Administration Agreement.

17.             Severability. Any provision of this Administration Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18.             Nonpetition Covenant. Notwithstanding any prior termination of this Administration Agreement, the Administrator covenants that it shall not, prior to the date that is one year and one day after payment in full of the Securitization Bonds, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any U.S. federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuer.

19.      Assignment to Indenture Trustee.      The Administrator hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture of any or all of the Issuer’s rights hereunder and the assignment of any or all of the Issuer’s rights hereunder to the Indenture Trustee for the benefit of the Secured Parties. For the avoidance of doubt, the Indenture Trustee is a third party beneficiary of this Administration Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

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IN WITNESS WHEREOF, the parties have caused this Administration Agreement to be duly executed and delivered as of the day and year first above written.

CONSUMERS 2023 SECURITIZATION FUNDING LLC, as Issuer

By:
Name: [__________]
Title: [__________]

CONSUMERS ENERGY COMPANY, as Administrator

By:
Name: [__________] Title: [__________]

Signature Page to
Administration Agreement

APPENDIX A

DEFINITIONS AND RULES OF CONSTRUCTION

A.    Defined Terms. The following terms have the following meanings:

“17g-5 Website” is defined in Section 10.18 of the Indenture.

“Account Bank” means The Bank of New York Mellon, a New York banking corporation, solely in the capacity of a “bank” as defined in the NY UCC or any successor account bank under the Indenture.

“Account Records” is defined in Section 1(a)(i) of the Administration Agreement.

“Act” is defined in Section 10.03(a) of the Indenture.

“Additional Interim True-Up Adjustment” means any Interim True-Up Adjustment made pursuant to Section 4.01(b)(iii) of the Servicing Agreement.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, by and between Consumers Energy and the Issuer.

“Administration Fee” is defined in Section 2 of the Administration Agreement.

“Administrator” means Consumers Energy, as Administrator under the Administration Agreement, or any successor Administrator to the extent permitted under the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Wheeling” means a Person’s use of direct access service where an electric utility delivers electricity generated at a Person’s industrial site to that Person or that Person’s affiliate at a location, or general aggregated locations, within the State of Michigan that was either one of the following: (a) for at least 90 days during the period from January 1, 1996 to October 1, 1999, supplied by Self-Service Power, but only to the extent of the capacity reserved or load served by Self-Service Power during the period; or (b) capable of being supplied by a Person’s cogeneration capacity within the State of Michigan that has had since January 1, 1996 a rated capacity of 15 megawatts or less, was placed in service before December 31, 1975 and has been in continuous service since that date. The term affiliate for purposes of this definition means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another specified entity, where control means, whether through an ownership, beneficial, contractual or equitable interest, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person or the ownership of at least 7% of an entity either directly or indirectly.

“Amendatory Schedule” means a revision to service riders or any other notice filing filed with the Commission in respect of the Securitization Rate Schedule pursuant to a True-Up Adjustment.

“Annual Accountant’s Report” is defined in Section 3.04(a) of the Servicing Agreement.

“Annual True-Up Adjustment” means each adjustment to the Securitization Charges made pursuant to the terms of the Financing Order in accordance with Section 4.01(b)(i) of the Servicing Agreement.

“Annual True-Up Adjustment Date” means the first billing cycle of [Insert Month Following The Month In Which Closing Date Occurs] of each year, commencing in [Insert Same Month And The Year That Is One Year Later].

“Authorized Denomination” is defined in Section 4 of the Series Supplement.

“Authorized Officers” is defined in Section 10.04 of the Indenture.

“Back-Up Security Interest” is defined in Section 2.01(a) of the Sale Agreement.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.).

“Basic Documents” means the Indenture, the Administration Agreement, the Sale Agreement, the Bill of Sale, the Certificate of Formation, the LLC Agreement, the Servicing Agreement, the Series Supplement, the Intercreditor Agreement, the Letter of Representations, the Underwriting Agreement and all other documents and certificates delivered in connection therewith.

“Bill of Sale” means a bill of sale substantially in the form of Exhibit A to the Sale Agreement delivered pursuant to Section 2.02(a) of the Sale Agreement.

“Billed Securitization Charges” means the amounts of Securitization Charges billed by the Servicer.

“Billing Period” means the period created by dividing the calendar year into 12 consecutive periods of approximately 21 Servicer Business Days.

“Bills” means each of the regular monthly bills, summary bills, opening bills and closing bills issued to Customers by Consumers Energy in its capacity as Servicer.

“Book-Entry Form” means, with respect to any Securitization Bond, that the ownership and transfers of such Securitization Bond shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture and in the Series Supplement.

“Book-Entry Securitization Bonds” means any Securitization Bonds issued in Book-Entry Form; provided, however, that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Securitization Bonds are to be issued to the Holder of such Securitization Bonds, such Securitization Bonds shall no longer be “Book-Entry Securitization Bonds”.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Detroit, Michigan, Jackson, Michigan, or New York, New York are, or DTC or the Corporate Trust Office is, authorized or obligated by law, regulation or executive order to be closed.

“Calculation Period” means, with respect to any True-Up Adjustment, the period comprised of the 12 consecutive Collection Periods beginning with the Collection Period in which such True-Up Adjustment would go into effect; provided, that, in the case of any True-Up Adjustment that would go into effect after the date that is 12 months prior to the Scheduled Final Payment Date of a Tranche of Securitization Bonds with respect to which such True-Up Adjustment is being made, the Calculation Period shall begin on the date the True-Up Adjustment would go into effect and end on the Payment Date following such True-Up Adjustment date; provided, further, that, for the purpose of calculating the first Periodic Payment Requirement as of the Closing Date, “Calculation Period” means, initially, the period commencing on the Closing Date and ending on the last day of the billing cycle of [Insert Month In Which Closing Occurs And The Year That Is One Year Later].

“Capital Subaccount” is defined in Section 8.02(a) of the Indenture.

“Capital Subaccount Investment Earnings” shall mean, for any Payment Date with respect to any Calculation Period, the sum of (a) an amount equal to investment earnings since the previous Payment Date (or, in the case of the first Payment Date, since the Closing Date) on the initial amount deposited by Consumers Energy in the Capital Subaccount plus (b) any such amounts not paid on any prior Payment Date.

“Certificate of Compliance” means the certificate referred to in Section 3.03 of the Servicing Agreement and substantially in the form of Exhibit E to the Servicing Agreement.

“Certificate of Formation” means the Certificate of Formation filed with the Secretary of State of the State of Delaware on August 16, 2023 pursuant to which the Issuer was formed.

“Claim” means a “claim” as defined in Section 101(5) of the Bankruptcy Code.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with such Clearing Agency.

“Closing Date” means [__________], 2023, the date on which the Securitization Bonds are originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement.

“Code” means the Internal Revenue Code of 1986.

“Collection Account” is defined in Section 8.02(a) of the Indenture.

“Collection in Full of the Securitization Charges” means the day on which the aggregate amounts on deposit in the General Subaccount and the Excess Funds Subaccount are sufficient to pay in full all the Outstanding Securitization Bonds and to replenish any shortfall in the Capital Subaccount.

“Collection Period” means any period commencing on the first Servicer Business Day of any Billing Period and ending on the last Servicer Business Day of such Billing Period.

“Commission” means the Michigan Public Service Commission.

“Commission Regulations” means all regulations, rules, tariffs and laws (including any temporary regulations or rules) applicable to public utilities or Securitization Bonds, as the case may be, and promulgated by, enforced by or otherwise within the jurisdiction of the Commission.

“Company Minutes” is defined in Section 1(a)(iv) of the Administration Agreement.

“Consumers Energy” means Consumers Energy Company, a Michigan corporation.

“Corporate Trust Office” means the office of the Indenture Trustee at which, at any particular time, the Indenture shall be administered, which office as of the Closing Date is located at 240 Greenwich Street, Floor 7, New York, New York 10286, Attention: Consumers 2023 Securitization Funding LLC, Series 2023A, Telephone: (212) 815-2484, Email:Jacqueline.Kuhn@bnymellon.com, or at such other address as the Indenture Trustee may designate from time to time by notice to the Holders of Securitization Bonds and the Issuer, or the principal corporate trust office of any successor trustee designated by like notice.

“Covenant Defeasance Option” is defined in Section 4.01(b) of the Indenture.

“Customers” means all existing and future retail electric distribution customers of Consumers Energy or its successors, including all existing and future retail electric customers who are obligated to pay Securitization Charges pursuant to the Financing Order, except that “Customers” shall exclude (i) customers taking retail open access service from Consumers Energy as of December 17, 2020 to the extent that those retail open access customers remain, without transition to bundled service, on Consumers Energy’s retail choice program, (ii) customers to the extent they obtain or use Self-Service Power and (iii) customers to the extent engaged in Affiliate Wheeling.

“Daily Remittance” is defined in Section 6.11(a) of the Servicing Agreement.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Securitization Bonds” is defined in Section 2.11 of the Indenture.

“Depositor” means Consumers Energy, in its capacity as depositor of the Securitization Bonds.

“DTC” means The Depository Trust Company.

“Electronic Means” means the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Indenture Trustee, or another method or system specified by the Indenture Trustee as available for use in connection with its services under the Indenture.

“Eligible Account” means a segregated non-interest-bearing trust account with an Eligible Institution.

“Eligible Institution” means:

(a)             the corporate trust department of the Indenture Trustee, so long as any of the securities of the Indenture Trustee (i) has either a short-term credit rating from Moody’s of at least “P-1” or a long-term unsecured debt rating from Moody’s of at least “A2” and (ii) has a credit rating from S&P of at least “A”; or

(b)            a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank) (i) that has either (A) a long-term issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s or (B) a short-term issuer rating of “A-1” or higher by S&P and “P-1” or higher by Moody’s, and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

If so qualified under clause (b) of this definition, the Indenture Trustee may be considered an Eligible Institution for the purposes of clause (a) of this definition.

“Eligible Investments” means instruments or investment property that evidence:

(a)            direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b)            demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of, or bankers’ acceptances issued by, any depository institution (including the Indenture Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by U.S. federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution are, at the time of deposit or contractual commitment, rated at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Securitization Bonds;

(c)            commercial paper (including commercial paper of the Indenture Trustee, acting in its commercial capacity, and other than commercial paper of Consumers Energy or any of its Affiliates), which at the time of purchase is rated at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Securitization Bonds;

(d)            investments in money market funds having a rating in the highest investment category granted thereby (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor) from Moody’s and S&P;

(e)             repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies or instrumentalities, entered into with Eligible Institutions;

(f)             repurchase obligations with respect to any security or whole loan entered into with an Eligible Institution or with a registered broker/dealer acting as principal and that meets the ratings criteria set forth below:

(i)  a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any such broker/dealer being referred to in this definition as a “broker/dealer”), the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P at the time of entering into such repurchase obligation; or

(ii)  an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P at the time of purchase so long as the obligations of such unrated broker/dealer are unconditionally guaranteed by such non-bank or bank holding company; or

(g)             any other investment permitted by each of the Rating Agencies,

in each case maturing not later than the Business Day preceding the next Payment Date or Special Payment Date, if applicable (for the avoidance of doubt, investments in money market funds or similar instruments that are redeemable on demand shall be deemed to satisfy the foregoing requirement). Notwithstanding the foregoing: (1) no securities or investments that mature in 30 days or more shall be “Eligible Investments” unless the issuer thereof has either a short-term unsecured debt rating of at least “P-1” from Moody’s or a long-term unsecured debt rating of at least “A1” from Moody’s; (2) no securities or investments described in clauses (b) through (d) above that have maturities of more than 30 days but less than or equal to 3 months shall be “Eligible Investments” unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (3) no securities or investments described in clauses (b) through (d) above that have maturities of more than 3 months shall be “Eligible Investments” unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (4) no securities or investments described in clauses (b) through (d) above that have a maturity of 60 days or less shall be “Eligible Investments” unless such securities have a rating from S&P of at least “A-1”; and (5) no securities or investments described in clauses (b) through (d) above that have a maturity of more than 60 days shall be “Eligible Investments” unless such securities have a rating from S&P of at least “AA-”, “A-1+” or “AAAm”.

“Event of Default” is defined in Section 5.01 of the Indenture.

“Excess Funds Subaccount” is defined in Section 8.02(a) of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934.

“Expected Amortization Schedule” means, with respect to any Tranche, the expected amortization schedule related thereto set forth in the Series Supplement.

“Federal Book-Entry Regulations” means 31 C.F.R. Part 357 et seq. (Department of Treasury).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Servicer from three federal funds brokers of recognized standing selected by it.

“Final” means, with respect to the Financing Order, that the Financing Order has become final, that the Financing Order is not being appealed and that the time for filing an appeal thereof has expired.

“Final Maturity Date” means, with respect to each Tranche of Securitization Bonds, the final maturity date therefor as specified in the Series Supplement.

“Financing Order” means the financing order issued under the Statute by the Commission to Consumers Energy on December 17, 2020, Case No. U-20889, authorizing the creation of the Securitization Property. Consumers Energy unconditionally accepted all conditions and limitations requested by such order in a letter dated January 7, 2021 from Consumers Energy to the Commission.

“General Subaccount” is defined in Section 8.02(a) of the Indenture.

“Global Securitization Bond” means a Securitization Bond to be issued to the Holders thereof in Book-Entry Form, which Global Securitization Bond shall be issued to the Clearing Agency, or its nominee, in accordance with Section 2.11 of the Indenture and the Series Supplement.

“Governmental Authority” means any nation or government, any U.S. federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, grant, transfer, create, grant a lien upon, a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture and the Series Supplement. A Grant of the Securitization Bond Collateral or of any other agreement or instrument included therein shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Securitization Bond Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hague Securities Convention” means the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, ratified September 28, 2016, S. Treaty Doc. No. 112-6 (2012).

“Holder” means the Person in whose name a Securitization Bond is registered on the Securitization Bond Register.

“Indemnified Losses” is defined in Section 5.03 of the Servicing Agreement.

“Indemnified Party” is defined in Section 6.02(a) of the Servicing Agreement.

“Indemnified Person” is defined in Section 5.01(f) of the Sale Agreement.

“Indemnitee” is defined in Section 6.07 of the Indenture.

“Indenture” means the Indenture, dated as of the Closing Date, by and between the Issuer and The Bank of New York Mellon, a New York banking corporation, as Indenture Trustee, as Securities Intermediary and as Account Bank.

“Indenture Trustee” means The Bank of New York Mellon, a New York banking corporation, as indenture trustee for the benefit of the Secured Parties, or any successor indenture trustee for the benefit of the Secured Parties, under the Indenture.

“Indenture Trustee Cap” is defined in Section 8.02(e)(i) of the Indenture.

“Independent” means, when used with respect to any specified Person, that such specified Person (a) is in fact independent of the Issuer, any other obligor on the Securitization Bonds, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director (other than as an independent director or manager) or Person performing similar functions.

“Independent Certificate” means a certificate to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Indenture Trustee, and such certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Independent Manager” is defined in Section 4.01(a) of the LLC Agreement.

“Insolvency Event” means, with respect to a specified Person: (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such specified Person or any substantial part of its property in an involuntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law in effect as of the Closing Date or thereafter, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such specified Person or for any substantial part of its property, or ordering the winding-up or liquidation of such specified Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such specified Person of a voluntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law in effect as of the Closing Date or thereafter, or the consent by such specified Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such specified Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such specified Person or for any substantial part of its property, or the making by such specified Person of any general assignment for the benefit of creditors, or the failure by such specified Person generally to pay its debts as such debts become due, or the taking of action by such specified Person in furtherance of any of the foregoing.

“Instructions” is defined in Section 10.04 of the Indenture.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Closing Date, by and among the Issuer, the Indenture Trustee, Consumers Energy, Consumers 2014 Securitization Funding LLC and the trustee for the securitization bonds issued by Consumers 2014 Securitization Funding LLC, and any subsequent such agreement.

“Interim True-Up Adjustment” means either a Semi-Annual Interim True-Up Adjustment made in accordance with Section 4.01(b)(ii) of the Servicing Agreement or an Additional Interim True-Up Adjustment made in accordance with Section 4.01(b)(iii) of the Servicing Agreement.

“Investment Company Act” means the Investment Company Act of 1940.

“Investment Earnings” means investment earnings on funds deposited in the Collection Account net of losses and investment expenses.

“Issuer” means Consumers 2023 Securitization Funding LLC, a Delaware limited liability company, named as such in the Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the Securitization Bonds.

“Issuer Documents” is defined in Section 1(a)(iv) of the Administration Agreement.

“Issuer Order” means a written order signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

“Issuer Request” means a written request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

“Legal Defeasance Option” is defined in Section 4.01(b) of the Indenture.

“Letter of Representations” means any applicable agreement between the Issuer and the applicable Clearing Agency, with respect to such Clearing Agency’s rights and obligations (in its capacity as a Clearing Agency) with respect to any Book-Entry Securitization Bonds.

“Lien” means a security interest, lien, mortgage, charge, pledge, claim or encumbrance of any kind.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Consumers 2023 Securitization Funding LLC, dated as of the Closing Date.

“Losses” means (a) any and all amounts of principal of and interest on the Securitization Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amounts of any deposits by or to the Issuer required to have been made in accordance with the terms of the Basic Documents or the Financing Order that are not made when so required and (b) any and all other liabilities, obligations, losses, claims, damages, payments, costs or expenses of any kind whatsoever.

“Manager” means each manager of the Issuer under the LLC Agreement.

“Member” has the meaning specified in the preamble of the LLC Agreement.

“Michigan UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of Michigan.

“Monthly Servicer’s Certificate” is defined in Section 3.01(b)(i) of the Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc. References to Moody’s are effective so long as Moody’s is a Rating Agency.

“NY UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of New York.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Issuer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee.

“Ongoing Other Qualified Costs” means the Qualified Costs described as such in the Financing Order, including Operating Expenses and any other costs identified in the Basic Documents; provided, however, that Ongoing Other Qualified Costs do not include the Issuer’s costs of issuance of the Securitization Bonds and Consumers Energy’s costs of retiring existing debt and equity securities.

“Operating Expenses” means all unreimbursed fees, costs and out-of-pocket expenses of the Issuer (other than interest on the Securitization Bonds), including all amounts owed by the Issuer to the Indenture Trustee (including indemnities, legal fees and expenses and audit fees and expenses) or any Manager, the Servicing Fee, any other amounts owed to the Servicer pursuant to the Servicing Agreement, the Administration Fee, any other amounts owed to the Administrator pursuant to the Administration Agreement, legal and accounting fees, Rating Agency fees and any franchise or other taxes owed by the Issuer.

“Opinion of Counsel” means one or more written opinions of counsel, who may, except as otherwise expressly provided in the Basic Documents, be employees of or counsel to the party providing such opinion of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion of counsel, and shall be in form and substance reasonably acceptable to such party. Any Opinion of Counsel may be based, insofar as it relates to factual matters (including financial and capital markets matters), upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Issuer and other documents necessary and advisable in the judgment of counsel delivering such opinion.

“Outstanding” means, as of the date of determination, all Securitization Bonds theretofore authenticated and delivered under the Indenture, except:

(a)            Securitization Bonds theretofore canceled by the Securitization Bond Registrar or delivered to the Securitization Bond Registrar for cancellation;

(b)            Securitization Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Securitization Bonds; and

(c)            Securitization Bonds in exchange for or in lieu of other Securitization Bonds that have been issued pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Securitization Bonds are held by a Protected Purchaser;

provided, that, in determining whether the Holders of the requisite Outstanding Amount of the Securitization Bonds or any Tranche thereof have given any request, demand, authorization, direction, notice, consent or waiver under any Basic Document, Securitization Bonds owned by the Issuer, any other obligor upon the Securitization Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding (unless one or more such Persons owns 100% of such Securitization Bonds), except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securitization Bonds that the Indenture Trustee actually knows to be so owned shall be so disregarded. Securitization Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Securitization Bonds and that the pledgee is not the Issuer, any other obligor upon the Securitization Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Securitization Bonds, or, if the context requires, all Securitization Bonds of a Tranche, Outstanding at the date of determination.

“Paying Agent” means, with respect to the Indenture, the Indenture Trustee and any other Person appointed as a paying agent for the Securitization Bonds pursuant to the Indenture.

“Payment Date” means, with respect to any Tranche of Securitization Bonds, the dates specified in the Series Supplement; provided, that if any such date is not a Business Day, the Payment Date shall be the Business Day succeeding such date.

“Periodic Billing Requirement” means, for any Calculation Period, the aggregate amount of Securitization Charges calculated by the Servicer as necessary to be billed during such period in order to collect the Periodic Payment Requirement on a timely basis.

“Periodic Interest” means, with respect to any Payment Date, the periodic interest for such Payment Date as specified in the Series Supplement.

“Periodic Payment Requirement” for any Calculation Period means the total dollar amount of Securitization Charge Collections reasonably calculated by the Servicer in accordance with Section 4.01 of the Servicing Agreement as necessary to be received during such Calculation Period (after giving effect to the allocation and distribution of amounts on deposit in the Excess Funds Subaccount at the time of calculation and that are projected to be available for payments on the Securitization Bonds at the end of such Calculation Period and including any shortfalls in Periodic Payment Requirements for any prior Calculation Period) in order to ensure that, as of the last Payment Date occurring in such Calculation Period, (a) all accrued and unpaid interest on the Securitization Bonds then due shall have been paid in full on a timely basis, (b) the Outstanding Amount of the Securitization Bonds is equal to the Projected Unpaid Balance on each Payment Date during such Calculation Period, (c) the balance on deposit in the Capital Subaccount equals the Required Capital Level and (d) all other fees and expenses due and owing and required or allowed to be paid under Section 8.02 of the Indenture as of such date shall have been paid in full; provided, that, with respect to any Annual True-Up Adjustment or Interim True-Up Adjustment occurring after the date that is one year prior to the last Scheduled Final Payment Date for the Securitization Bonds, the Periodic Payment Requirements shall be calculated to ensure that sufficient Securitization Charges will be collected to retire the Securitization Bonds in full as of the next Payment Date.

“Periodic Principal” means, with respect to any Payment Date, the excess, if any, of the Outstanding Amount of Securitization Bonds over the outstanding principal balance specified for such Payment Date on the Expected Amortization Schedule.

“Permitted Lien” means the Lien created by the Indenture.

“Permitted Successor” is defined in Section 5.02 of the Sale Agreement.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or Governmental Authority.

“Predecessor Securitization Bond” means, with respect to any particular Securitization Bond, every previous Securitization Bond evidencing all or a portion of the same debt as that evidenced by such particular Securitization Bond, and, for the purpose of this definition, any Securitization Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Securitization Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Securitization Bond.

“Premises” is defined in Section 1(g) of the Administration Agreement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Projected Unpaid Balance” means, as of any Payment Date, the sum of the projected outstanding principal balance of each Tranche of Securitization Bonds for such Payment Date set forth in the Expected Amortization Schedule.

“Prospectus” means the prospectus dated [__________], 2023 relating to the Securitization Bonds.

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“Qualified Costs” means all qualified costs as defined in Section 10h(g) of the Statute allowed to be recovered by Consumers Energy under the Financing Order.

“Rating Agency” means, with respect to any Tranche of Securitization Bonds, any of Moody’s or S&P that provides a rating with respect to the Securitization Bonds. If no such organization (or successor) is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, at least ten Business Days’ prior written notification to each Rating Agency of such action, and written confirmation from each of S&P and Moody’s to the Indenture Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any Tranche of Securitization Bonds; provided, that, if, within such ten Business Day period, any Rating Agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such Rating Agency is reviewing and considering the notification, then (a) the Issuer shall be required to confirm that such Rating Agency has received the Rating Agency Condition request and, if it has, promptly request the related Rating Agency Condition confirmation and (b) if the Rating Agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five Business Days following such second request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).

“Record Date” means one Business Day prior to the applicable Payment Date.

“Registered Holder” means the Person in whose name a Securitization Bond is registered on the Securitization Bond Register.

“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125.

“Reimbursable Expenses” is defined in Section 2 of the Administration Agreement.

“Released Parties” is defined in Section 6.02(d) of the Servicing Agreement.

“Required Capital Level” means an amount equal to 0.5% of the initial principal amount of the Securitization Bonds.

“Requirement of Law” means any foreign, U.S. federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law.

“Responsible Officer” means, with respect to: (a) the Issuer, any Manager or any duly authorized officer; (b) the Indenture Trustee, any officer within the Corporate Trust Office of such trustee (including the President, any Vice President, any Assistant Vice President, any Secretary, any Assistant Treasurer, any Trust Officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, and that has direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred to because of such officer’s knowledge and familiarity with the particular subject); (c) any corporation (other than the Indenture Trustee), the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer or any other duly authorized officer of such Person who has been authorized to act in the circumstances; (d) any partnership, any general partner thereof; and (e) any other Person (other than an individual), any duly authorized officer or member of such Person, as the context may require, who is authorized to act in matters relating to such Person.

“S&P” means S&P Global Ratings, a division of S&P Global Inc. References to S&P are effective so long as S&P is a Rating Agency.

“Sale Agreement” means the Securitization Property Purchase and Sale Agreement, dated as of the Closing Date, by and between the Issuer and Consumers Energy, and acknowledged and accepted by the Indenture Trustee.

“Scheduled Final Payment Date” means, with respect to each Tranche of Securitization Bonds, the date when all interest and principal is scheduled to be paid with respect to that Tranche in accordance with the Expected Amortization Schedule, as specified in the Series Supplement. For the avoidance of doubt, the Scheduled Final Payment Date with respect to any Tranche shall be the last Scheduled Payment Date set forth in the Expected Amortization Schedule relating to such Tranche. The “last Scheduled Final Payment Date” means the Scheduled Final Payment Date of the latest maturing Tranche of Securitization Bonds.

“Scheduled Payment Date” means, with respect to each Tranche of Securitization Bonds, each Payment Date on which principal for such Tranche is to be paid in accordance with the Expected Amortization Schedule for such Tranche.

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” means the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the Securitization Bonds and all fees, expenses, counsel fees and other amounts due and payable to the Indenture Trustee.

“Secured Parties” means the Indenture Trustee, the Holders and any credit enhancer described in the Series Supplement.

“Securities Act” means the Securities Act of 1933.

“Securities Intermediary” means The Bank of New York Mellon, a New York banking corporation, solely in the capacity of a “securities intermediary” as defined in the NY UCC and Federal Book-Entry Regulations or any successor securities intermediary under the Indenture.

“Securitization Bond Collateral” is defined in the preamble of the Indenture.

“Securitization Bond Interest Rate” means, with respect to any Tranche of Securitization Bonds, the rate at which interest accrues on the Securitization Bonds of such Tranche, as specified in the Series Supplement.

“Securitization Bond Register” is defined in Section 2.05 of the Indenture.

“Securitization Bond Registrar” is defined in Section 2.05 of the Indenture.

“Securitization Bonds” means the securitization bonds authorized by the Financing Order and issued pursuant to the Indenture.

“Securitization Charge Collections” means Securitization Charges actually received by the Servicer to be remitted to the Collection Account.

“Securitization Charge Payments” means the payments made by Customers based on the Securitization Charges that are actually received by the Servicer.

“Securitization Charges” means any securitization charges as defined in Section 10h(i) of the Statute that are authorized by the Financing Order.

“Securitization Property” means all securitization property as defined in Section 10h(j) of the Statute created pursuant to the Financing Order and under the Statute, including the right to impose, collect and receive the Securitization Charges in an amount necessary to provide the full recovery of all Qualified Costs, the right under the Financing Order to obtain periodic adjustments of Securitization Charges under Section 10k(3) of the Statute and all revenue, collections, payments, moneys and proceeds arising out of the rights and interests described under Section 10(j) of the Statute. The term “Securitization Property” when used with respect to Consumers Energy means and includes the rights of Consumers Energy that exist prior to the time that such rights are first transferred in connection with the issuance of the Securitization Bonds so as to become Securitization Property in accordance with Section 10j(2) of the Statute and the Financing Order.

“Securitization Property Records” is defined in Section 5.01 of the Servicing Agreement.

“Securitization Rate Class” means one of the separate rate classes to whom Securitization Charges are allocated for ratemaking purposes in accordance with the Financing Order.

“Securitization Rate Schedule” means the Tariff sheets to be filed with the Commission stating the amounts of the Securitization Charges, as such Tariff sheets may be amended or modified from time to time pursuant to a True-Up Adjustment.

“Self-Service Power” means (a) electricity generated and consumed at an industrial site or contiguous industrial site or single commercial establishment or single residence without the use of an electric utility’s transmission and distribution system or (b) electricity generated primarily by the use of by-product fuels, including waste water solids, which electricity is consumed as part of a contiguous facility, with the use of an electric utility’s transmission and distribution system, but only if the point or points of receipt of the power within the facility are not greater than three miles distant from the point of generation. A site or facility with load existing on the effective date of the Statute that is divided by an inland body of water or by a public highway, road or street but that otherwise meets this definition meets the contiguous requirement of this definition regardless of whether Self-Service Power was being generated on the effective date of the Statute. A commercial or industrial facility or single residence that meets the requirements of clause (a) above or clause (b) above meets this definition whether or not the generation facility is owned by an entity different from the owner of the commercial or industrial site or single residence.

“Seller” is defined in the preamble to the Sale Agreement.

“Semi-Annual Interim True-Up Adjustment” means any Interim True-Up Adjustment made pursuant to Section 4.01(b)(ii) of the Servicing Agreement.

“Semi-Annual Servicer’s Certificate” is defined in Section 4.01(c)(ii) of the Servicing Agreement.

“Series Supplement” means the indenture supplemental to the Indenture in the form attached as Exhibit B to the Indenture that authorizes the issuance of the Securitization Bonds.

“Servicer” means Consumers Energy, as Servicer under the Servicing Agreement.

“Servicer Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Detroit, Michigan, Jackson, Michigan or New York, New York are authorized or obligated by law, regulation or executive order to be closed, on which the Servicer maintains normal office hours and conducts business.

“Servicer Default” is defined in Section 7.01 of the Servicing Agreement.

“Servicing Agreement” means the Securitization Property Servicing Agreement, dated as of the Closing Date, by and between the Issuer and Consumers Energy, and acknowledged and accepted by the Indenture Trustee.

“Servicing Fee” is defined in Section 6.06(a) of the Servicing Agreement.

“Special Payment Date” means the date on which, with respect to any Tranche of Securitization Bonds, any payment of principal of or interest (including any interest accruing upon default) on, or any other amount in respect of, the Securitization Bonds of such Tranche that is not actually paid within five days of the Payment Date applicable thereto is to be made by the Indenture Trustee to the Holders.

“Special Record Date” means, with respect to any Special Payment Date, the close of business on the fifteenth day (whether or not a Business Day) preceding such Special Payment Date.

“Sponsor” means Consumers Energy, in its capacity as “sponsor” of the Securitization Bonds within the meaning of Regulation AB.

“State” means any one of the fifty states of the United States of America or the District of Columbia.

“State Pledge” means the pledge of the State of Michigan as set forth in Section 10n(2) of the Statute.

“Statute” means the laws of the State of Michigan adopted in June 2000 enacted as 2000 PA 142.

“Subaccounts” is defined in Section 8.02(a) of the Indenture.

“Successor” means any successor to Consumers Energy under the Statute, whether pursuant to any bankruptcy, reorganization or other insolvency proceeding or pursuant to any merger, acquisition, sale or transfer, by operation of law, as a result of electric utility restructuring or otherwise.

“Successor Servicer” is defined in Section 3.07(e) of the Indenture.

“Tariff” means the most current version on file with the Commission of Sheet No. C-37.10 and Sheet No. D-7.10 of Consumers Energy’s Rate Book for Electric Service, M.P.S.C. 14 – Electric, or substantially comparable sheets included in a later complete revision of Consumers Energy’s Rate Book for Electric Service approved and on file with the Commission.

“Tax Returns” is defined in Section 1(a)(iii) of the Administration Agreement.

“Temporary Securitization Bonds” means Securitization Bonds executed and, upon the receipt of an Issuer Order, authenticated and delivered by the Indenture Trustee pending the preparation of Definitive Securitization Bonds pursuant to Section 2.04 of the Indenture.

“Termination Notice” is defined in Section 7.01 of the Servicing Agreement.

“Tranche” means any one of the groupings of Securitization Bonds differentiated by payment date schedule, amortization schedule, sinking fund schedule, maturity date or interest rate, as specified in the Series Supplement.

“Treasury” means the U.S. Department of the Treasury.

“True-Up Adjustment” means any Annual True-Up Adjustment or Interim True-Up Adjustment, as the case may be.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force on the Closing Date, unless otherwise specifically provided.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction.

“Underwriters” means the underwriters who purchase Securitization Bonds of any Tranche from the Issuer and sell such Securitization Bonds in a public offering.

“Underwriting Agreement” means the Underwriting Agreement, dated [__________], 2023, by and among Consumers Energy, the representative of the several Underwriters named therein and the Issuer.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable at the option of the issuer thereof.

B.            Rules of Construction. Unless the context otherwise requires, in each Basic Document to which this Appendix A is attached:

(a)            All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles. To the extent that the definitions of accounting terms in any Basic Document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in such Basic Document shall control.

(b)            The term “including” means “including without limitation”, and other forms of the verb “include” have correlative meanings.

(c)            All references to any Person shall include such Person’s permitted successors and assigns, and any reference to a Person in a particular capacity excludes such Person in other capacities.

(d)            Unless otherwise stated in any of the Basic Documents, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(e)            The words “hereof”, “herein” and “hereunder” and words of similar import when used in any Basic Document shall refer to such Basic Document as a whole and not to any particular provision of such Basic Document. References to Articles, Sections, Appendices and Exhibits in any Basic Document are references to Articles, Sections, Appendices and Exhibits in or to such Basic Document unless otherwise specified in such Basic Document.

(f)             The various captions (including the tables of contents) in each Basic Document are provided solely for convenience of reference and shall not affect the meaning or interpretation of any Basic Document.

(g)            The definitions contained in this Appendix A apply equally to the singular and plural forms of such terms, and words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(h)            Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth in such agreement or document) and include any attachments thereto.

(i)             References to any law, rule, regulation or order of a Governmental Authority shall include such law, rule, regulation or order as from time to time in effect, including any amendment, modification, codification, replacement, reenactment or successor thereof or any substitution therefor.

(j)             The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(k)            The word “or” is not exclusive.

(l)             All terms defined in the relevant Basic Document to which this Appendix A is attached shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(m)           A term has the meaning assigned to it.